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                          FIRST MODIFICATION AGREEMENT


         THIS AGREEMENT is entered into this _________ day of December, 1995 by and between ARBOR PROPERTY TRUST ("Borrower"), a Delaware business trust with offices at Suite 800, One Tower Bridge, West Conshohocken, Pennsylvania 19428, and PNC BANK, NATIONAL ASSOCIATION ("Bank"), a national banking association, with offices at Real Estate Finance Division, P.O. Box 7648, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101.

                                   BACKGROUND

    A. Pursuant to a Loan Agreement dated as of April 26, 1995, between Borrower and Bank (the "Loan Agreement"), Bank had agreed, subject to certain terms and conditions, to make available to Borrower a $3,900,000 unsecured revolving line of credit. Capitalized terms used herein and not otherwise defined herein are used as defined in the Loan Agreement.

    B. The Loan is evidenced by Borrower's revolving credit note dated April 26, 1995, in the original principal amount of $3,900,000 (the "Note").

    C. At Borrower's request Bank has agreed to increase the Revolving Credit Commitment under the Loan Agreement to $6,900,000, to extend the Termination Date to December 31, 1996 and to make certain other modifications to the Loan Agreement, all subject to the terms and conditions hereinafter provided.

         NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, Borrower and Bank hereby agree as follows:

         1. Amendments to Loan Agreement. From and after the date hereof, the Loan Agreement is hereby amended and modified as follows:

              a. Section 1 of the Loan Agreement is hereby amended by deleting the reference to "December 31, 1995" and substituting therefor "December 31, 1996", and by deleting the references to "$3,900,000" and substituting therefor "$6,900,000."

              b. Section 3 of the Loan Agreement and any references to it elsewhere in the Loan Agreement are hereby deleted and of no further effect.

              c. Exhibit B to the Loan Agreement, consisting of the form of Revolving Credit Note, is hereby replaced by the form of Amended and Restated Revolving Credit Note attached as Exhibit B hereto.


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         2. Representations and Warranties.  Borrower hereby represents and warrants to Bank that:

              (a) The representations and warranties contained in Section 8 of the Loan Agreement are true and correct as of the date hereof and as if the same related to the Loan Agreement and Note as amended hereby.

              (b) No Event of Default and no event which, with the passage of time or the giving of notice, or both, could become an Event of Default under the Loan Agreement has occurred and is continuing on the date hereof.

              (c) This Agreement and the Amended and Restated Revolving Credit Note have been duly authorized by all requisite action on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

              (d) The execution, delivery and performance of this Agreement and the Amended and Restated Revolving Credit Note will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which Borrower is a party or by which Borrower or any of Borrower's properties is bound.

              (e) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority, or any trustee or holder of any indebtedness, is required in connection with the valid execution, delivery and performance by Borrower of this Agreement and the Amended and Restated Revolving Credit Note, except such as have been obtained.

         All of the above representations and warranties shall survive the making of this Agreement and the issuance of the Amended and Restated Note.

         3. Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent:

              a. Bank shall have received each of the following in form and substance satisfactory to Bank and its counsel:


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                   (i)  a duly executed Amended and Restated Revolving Credit
Note of Borrower in the form attached hereto as Exhibit B;

                  (ii) a certified copy of the Amended and Restated Declaration of Trust and By-laws of Borrower as in effect on the date hereof or a certification that there have been no changes to such certificate of incorporation and bylaws since April 26, 1995;

                 (iii) a certified copy of resolutions duly adopted by the Board of Trustees of Borrower authorizing the execution, delivery and performance of this Agreement, the Amended and Restated Revolving Credit Note and the other documents to be delivered pursuant hereto;

                  (iv) An opinion of counsel to Borrower and Guarantor addressed to Bank in form and substance satisfactory to Bank;

                   (v) A Certificate from Borrower that the following documents, copies of which have heretofore been delivered to Bank, have not been amended or modified and remain in full force and effect and that Green Acres Mall Corp. ("Mall Corp.") has succeeded to the rights and obligations of EQK Green Acres under such documents: (i) the Indenture between EQK Green Acres Funding Corp. (the "Issuer"), as agent for EQK Green Acres, and Bankers Trust Company (the "Trustee") pursuant to which the Issuer's Collateralized Floating Rate Note due August 19, 1998 (the "Senior Note") in the original face amount of $118,000,000 were issued, (ii) the Consolidated and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing made by EQK Green Acres to the Issuer dated as of August 19, 1993 (the "Mortgage") covering the mall and shopping center properties known as the Green Acres Mall and the Plaza at Green Acres, Valley Stream, Nassau County, New York (the "Property"), and (iii) the Mortgage Note (as defined in the Mortgage) dated August 19, 1993 issued by EQK Green Acres to the Issuer in the principal amount of $118,000,000;

                  (vi) Evidence that no consent or approval from the holders of the Senior Note or the Trustee or the Issuer is required in connection with the incurring by Borrower of debt hereunder (assuming for purposes of such calculation that the entire principal amount of the Note is outstanding) and that the incurring of such debt by Borrower will not violate and is not prohibited by the terms of the Mortgage; and

                 (vii) Such additional documents, certificates and information as Bank may reasonably request.


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              b. Bank's loans to Mall Corp. and all other amounts due to Bank pursuant to an Amended and Restated Loan Agreement between Bank and Mall Corp. dated as of August 8, 1994, as heretofore amended, shall have been repaid in full and all obligations of Bank thereunder terminated.

              c. No Event of Default shall have occurred and be continuing.

              d. Borrower shall have paid to Bank an increase and extension fee of $34,500.

              e. Borrower shall have paid the reasonable fees and expenses of Bank's counsel incurred in connection with the preparation, negotiation and execution of this Agreement and any related documents.

         4. Other Documents. All references to the Note and the Loan Agreement in the Note or the Loan Agreement or any other documents delivered to Bank in connection with any of the foregoing documents, as the case may be, shall be deemed to refer to the Note and the Loan Agreement, as amended by this Agreement.

         5. No Waiver. This Agreement does not and shall not be deemed to constitute a waiver by Bank of any default under the Loan Agreement or the Note, or any event which with the passage of time or the giving of notice or both would constitute a default under any such instrument, or constitute a waiver of any of Bank's other rights or remedies.

         6. Release. Recognizing and in consideration of Bank's agreement to enter into this Agreement, Borrower hereby waives and releases Bank and its officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that they ever had, could have had or now have against Bank or any of them arising out of or relating to the Loans or Bank's acts or omissions with respect thereto. As of the date hereof, Borrower further hereby indemnifies and holds Bank and its officers, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including reasonable counsel fees) suffered by or rendered against Bank or any of them on account of any respective breach or non-performance of Borrower under the terms of the Note, the Loan Agreement or any other document delivered pursuant thereto.

         7. Ratification. All of the terms, conditions, provisions and covenants in the Loan Agreement, the Note and all other documents delivered to Bank in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect, except as modified by this Agreement.


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         8. Expenses. Borrower agrees to pay all of Bank's expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, the reasonable fees and expenses of Bank's counsel.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         10. Successors and Assigns. Each and every one of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute a single agreement.

         12. Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  BORROWER:

                                  ARBOR PROPERTY TRUST



                                  By:__________________________________________

                                  Title:_______________________________________



                                  BANK:

                                  PNC BANK, NATIONAL ASSOCIATION


                                  By:__________________________________________

                                  Title:_______________________________________



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                                   EXHIBIT B

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


$6,900,000                                           Philadelphia, Pennsylvania
                                                Originally Dated April 26, 1995
                                        Amended and Restated on December , 1995


        For value received and intending to be legally bound, ARBOR PROPERTY TRUST ("Borrower") hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION ("Bank") on December 31, 1996, (the "Termination Date") the principal sum of Six Million Nine Hundred Thousand Dollars ($6,900,000), or the aggregate unpaid principal amount of all Loans made by Bank to Borrower pursuant to Section 1 of the Loan Agreement (as hereinafter defined) and shown on and evidenced by the books and records of Bank (after accounting for all disbursements hereunder and repayments hereon), whichever is less, and to pay interest from the date hereof on the unpaid principal amount hereof at the rates and at such times as are specified in the Loan Agreement. All payments of principal and interest shall be made prior to 1:00 P.M., local time in lawful money of the United States in immediately available funds at the office of Bank, Broad and Chestnut Streets, Philadelphia, PA 19110.

         This Note evidences indebtedness incurred under, and is entitled to the benefits of that certain Loan Agreement dated as of April 26, 1995 between Borrower and Bank, as the same has been and may hereafter be amended from time to time (the "Loan Agreement"), which, among other things, contains provisions for acceleration of the maturity hereof and for a higher rate of interest hereunder upon the happening of an Event of Default. This Note evidences the outstanding indebtedness under, and is issued in replacement of, that certain note in the face amount of $3,900,000 dated April 26, 1995 from Borrower to Bank (the "Prior Note") and is given in substitution for and not as payment of the Prior Note and is in no way intended to constitute a novation of the Prior Note. Capitalized terms not otherwise defined herein shall have the meaning given them in the Loan Agreement.


                                   ARBOR PROPERTY TRUST



                                   By:_________________________________________

                                   Title:______________________________________